 Exhibit 99.1

Signature Page

KKR HAWAII AGGREGATOR L.P.		08/14/2025

By: KKR Hawaii Aggregator GP LLC, its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

KKR HAWAII AGGREGATOR GP LLC		08/14/2025

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

KKR NORTH AMERICA FUND XIII SCSP		08/14/2025

By: KKR Associates North America XIII SCSp, its general partner
By: KKR North America XIII S.à r.l., its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Authorized Signatory

KKR ASSOCIATES NORTH AMERICA XIII SCSP		08/14/2025

By: KKR North America XIII S.à r.l., its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Authorized Signatory

KKR NORTH AMERICA XIII S.À R.L.		08/14/2025

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Authorized Signatory

KKR NORTH AMERICA XIII HOLDINGS LIMITED		08/14/2025

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary